UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2006 (December 21, 2006)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPILED INTERIM REVIEW.
As previously disclosed, on July 19, 2006, Innofone.com, Incorporated (the “Company”) filed a registration statement on Form SB-2 (the “Registration Statement”) covering the resale of its shares of common stock for certain selling securityholders as named therein. The Registration Statement is currently under review by the Securities and Exchange Commission (the “SEC”). The Company is engaged in the process of responding to the SEC’s comments and as a result made certain modifications to the financial statements contained in the Registration Statement. These financial statements are contained in Amendment No. 3 to the Company’s Registration Statement filed with the SEC on December 8, 2006. The SEC has not yet made a final determination whether those modifications are appropriate or require further modification. The Company recognizes that it will ultimately have to restate its financial statements and accordingly is hereby notifying the public that certain previously issued financial statements should no longer be relied upon and that the Company will likely have to amend such financial statements in the Registration Statement, Form 10-KSB for the year ended June 30, 2006 and Form 10-QSB for the quarter ended September 30, 2006 to restate such financial statements as a result of the SEC’s review. Specifically, the modifications to date have related to the accounting treatment of certain financing transactions primarily the equity swap transaction between the Company and Cogent Capital Investments, LLC and with respect to the issuance of certain warrants to the AJW affiliates in the NIR transaction.

The Company has been coordinating with its independent auditors to address these matters, however, the Company has not yet received approval from the SEC on proposed amendments to its financial statements and accordingly the Company can not yet determine when it will be in a position to file its restated financial statements or what additional modifications will be required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED
By:	/s/ Alex Lightman Chief Executive Officer and President

December 29, 2006